UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
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URGENT
YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear LifeVantage Corporation Shareholder:
The 2018 LifeVantage Corporation Annual Meeting of Shareholders, is quickly approaching and our records indicate you have not yet voted your shares at the time of the mailing of this reminder letter. The meeting is scheduled to be held on February 2, 2018 and your Board of Directors is requesting that you take immediate action to vote your shares at this important meeting.
There are 4 proposals on the agenda for the upcoming Annual Meeting and your Board of Directors unanimously recommends LifeVantage Corporation Shareholders vote “FOR” ALL proposals.
***TIME IS RUNNING SHORT***
The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares by telephone or Internet are provided on the proxy card enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided. Information regarding these proposals can be found in our Proxy Statement and Supplement to Proxy Statement at http://investor.lifevantage.com/sec.cfm.
If you sign and return the enclosed proxy card without indicating a different choice, your shares will be voted “FOR” ALL proposals as described in the Proxy Statement and Supplement to Proxy Statement.
If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239.
***PLEASE VOTE TODAY***
Thank you for your investment in LifeVantage Corporation and for taking the time to vote your shares.
Sincerely,

/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer